                                                                    Exhibit 10.1





                            ASSET PURCHASE AGREEMENT






                                  BY AND AMONG




                                  RMI.NET, INC.




                                       AND




                         WOLFE INTERNET ACCESS, L.L.C.,
                             HAPPY MAN CORPORATION,
                      IRVING S. WOLFE, M. MERCEDES SHEREDA,
                              AND DANIEL M. RAYBIN






                                 AUGUST 31, 1999

                                TABLE OF CONTENTS

1. Definitions ............................................................1

2. Basic Transaction ......................................................5

    (a) Purchase and Sale of Acquired Assets ..............................5

    (b) Purchase Price ....................................................5

    (c) Adjustments to Purchase Price .....................................7

    (d) The Closing .......................................................9

    (e) Deliveries at the Closing .........................................9

    (f) Allocation ........................................................9

    (g) No Assumption of Liabilities ......................................9

3. Representations and Warranties of the Sellers and the Principals .......9

    (a) Organization of the Sellers .......................................9

    (b) Authorization of Transaction .....................................10

    (c) Noncontravention .................................................10

    (d) Brokers' Fees ....................................................10

    (e) Title to Acquired Assets .........................................10

    (f) Financial Statements .............................................10

    (g) Events Subsequent to Most Recent Month End .......................11

    (h) Undisclosed Liabilities ..........................................11

    (i) Legal Compliance .................................................11

    (j) Tax Matters ......................................................11

    (k) Real Property ....................................................11

    (l) Intellectual Property ............................................13

    (m) Tangible Assets ..................................................13

    (n) Contracts ........................................................13

    (o) Insurance ........................................................13

    (p) Litigation .......................................................13

    (q) Warranties .......................................................13

    (r) Guaranties .......................................................13

    (s) State PUC Authorizations and FCC Authorizations ..................13

    (t) Investment .......................................................14

    (u) Real Property Leases .............................................14


    (v) Disclosure .......................................................15

4. Representations and Warranties of the Buyer ...........................15

    (a) Organization of the Buyer ........................................15

    (b) Authorization of Transaction .....................................15

    (c) Noncontravention .................................................15

    (d) SEC Filings ......................................................15

    (e) Buyer Shares .....................................................16

    (f) Brokers' Fees ....................................................16

    (g) Disclosure .......................................................16

    (h) Litigation .......................................................16

5. Pre-Closing Covenants .................................................16

    (a) General ..........................................................16

    (b) Notices and Consents .............................................16

    (c) Operation of the Acquired Assets .................................17

    (d) Preservation of Business .........................................17

    (e) Full Access ......................................................17

    (f) Notice of Developments ...........................................17

    (g) Exclusivity ......................................................17

    (h) Legend ...........................................................17

    (i) Registration Rights Agreement ....................................18

    (j) Assignment or Sublease ...........................................18

    (k) Employment Agreements ............................................18

6. Conditions to Obligation to Close .....................................18

    (a) Conditions to Obligation of the Buyer ............................18

    (b) Conditions to Obligation of the Sellers ..........................20

7. Termination ...........................................................21

    (a) Termination of Agreement .........................................21

    (b) Effect of Termination ............................................22

8. Post-Closing Covenants ................................................23

    (a) General ..........................................................23

    (b) Litigation Support ...............................................23

                                       ii

    (c) Transition .......................................................23

    (d) Confidentiality ..................................................23

    (e) Covenant Not to Compete ..........................................24

    (f) Survival of Representations and Warranties .......................25

    (g) Third Party Consents .............................................25

    (h) Indemnification Provisions for Benefit of the Buyer ..............25

    (i) Indemnification Provisions for Benefit of the Sellers ............26

    (j) Matters Involving Third Parties ..................................27

    (k) Limitations on Indemnification Obligations .......................28

9. Additional Agreements .................................................28

    (a) Escrow Agreement .................................................28

10. Miscellaneous ........................................................29

    (a) Press Releases and Public Announcements ..........................29

    (b) No Third-Party Beneficiaries .....................................29

    (c) Entire Agreement .................................................29

    (d) Succession and Assignment ........................................29

    (e) Counterparts .....................................................30

    (f) Headings .........................................................30

    (g) Notices ..........................................................30

    (h) Governing Law ....................................................31

    (i) Arbitration ......................................................31

    (j) Amendments and Waivers ...........................................32

    (k) Severability .....................................................32

    (l) Expenses .........................................................32

    (m) Construction .....................................................32

    (n) Incorporation of Exhibits and Schedules ..........................33

    (o) Specific Performance .............................................33

Exhibit  A - Acquired Assets
     Exhibit A-1 - Customer Contracts
     Exhibit A-2 - Supplier Contracts
     Exhibit A-3 - Tangible Assets
     Exhibit A-4 - Inventory

     Exhibit A-5 - Other Obligations
     Exhibit A-6 - Interim Sublease Agreement

Exhibit B - Excluded Assets

Exhibit C - Lockup Agreement

Exhibit D - Bill of Sale

Exhibit E - Assignment and Assumption Agreements

     Exhibit E-1 - Assignment and Assumption of Customer Contracts Exhibit E-2 - Assignment and Assumption of Supplier Contracts

Exhibit F - Financial Statements

Exhibit G - PUC and FCC Authorizations

Exhibit H - Registration Rights Agreement

Exhibit I - Opinion of Counsel to Seller

Exhibit J - Opinion of Counsel to Buyer

Exhibit K - Escrow Agreement

Exhibit L -Prospective RMR

Disclosure Schedules

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") entered into as of this 31st day of August, 1999, by and between RMI. NET, INC., a Delaware corporation (the "Buyer"), WOLFE INTERNET ACCESS, L.L.C., a Washington limited liability company ("Wolfe L.L.C."), Happy Man Corporation, a Washington corporation ("Happy Man") (Wolfe L.L.C. and Happy Man are sometimes referred to collectively herein as the "Sellers"), and Irving S. Wolfe, M. Mercedes Shereda and Daniel M. Raybin (collectively, the "Principals"). The Buyer, the Sellers and the Principals are sometimes referred to collectively herein as the "Parties".

         This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets of the Sellers in return for the consideration hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       DEFINITIONS.

         "ACQUIRED ASSETS" means all right, title, and interest in and to the assets of the Sellers set forth on Exhibit A hereto.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "ASSIGNMENT AND ASSUMPTION OF CUSTOMER CONTRACTS" has the meaning set forth in Section 2(e) below.

         "ASSIGNMENT AND ASSUMPTION OF SUPPLIER CONTRACTS" has the meaning set forth in Section 2(e) below.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER SHARE" means any share of the common stock, $0.001 par value per share, of the Buyer.

         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLOSING" has the meaning set forth in Section 2(d) below.

         "CLOSING DATE" has the meaning set forth in Section 2(d) below.

         "CLOSING PRICE" has the meaning set forth in Section 2(d)(i) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Parties that is not already generally available to the public.

         "CURRENT ASSETS" means and includes (i) cash, (ii) accounts receivable for customer accounts with balances incurred in the Ordinary Course of Business and which balances are due and outstanding for 45 days or less past the due date, and (iii) prepaid expenses and other current assets (which have value to business being purchased by the Buyer hereunder after the Closing Date) reflected on the balance sheet of Wolfe L.L.C. dated as of the month end immediately preceding the Closing Date and prepared in accordance with GAAP.

         "CURRENT LIABILITIES" means and includes (i) accounts payable and accrued expenses, (ii) all accrued but unpaid taxes, (iii) all revenues received by Wolfe L.L.C. which related to prepaid goods and services for which customers have provided payment in advance of receipt of the goods and services, (iv) all deferred revenues, and (v) any other current liability (except the current portion of any bank debt or line of credit) reflected on the monthly balance sheet of Wolfe L.L.C. dated as of the Closing Date and prepared in accordance with GAAP.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "DISTRIBUTEES" has the meaning set forth in Section 2(b)(ii) below.

         "ESCROW AGENT" has the meaning set forth in Section 2(b)(iv) below.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9(a) below.

         "ESCROW FUND" has the meaning set forth in Section 9(a) below.

         "ESCROW PERIOD" has the meaning set forth in Section 2(b)(iv) below.

         "ESCROW SHARES" has the meaning set forth in Section 2(b)(iv) below.

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         "EXCLUDED ASSETS" means the assets of the Sellers not purchased by the Buyer hereunder, as more specifically set forth on Exhibit B attached hereto.

         "FCC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by the Federal
Communications Commission or similar federal governmental agency to provide the telecommunications services currently provided by the Sellers and to conduct its business as it is currently conducted.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3(f) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LOCKUP AGREEMENT" has the meaning set forth in Section 2(b)(v) below.

         "LOCKUP PERIODS" has the meaning set forth in Section 2(b)(v) below.

         "LOCKUP SHARES" has the meaning set forth in Section 2(b)(v) below.

         "LONG-TERM LIABILITIES" has the meaning set forth in Section 2(c)(iii) below.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 3(f) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(f) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(f) below.

         "NET WORKING CAPITAL" shall mean the difference between Wolfe L.L.C.'s Current Assets and its Current Liabilities.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PRINCIPALS" has the meaning set forth in the preface above.

         "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and applicable state securities laws.

         "RECURRING REVENUE RATE" has the meaning set forth in Section 2(c) below.

         "REFERRAL FEE AGREEMENT" has the meaning set forth in Section 8(c) below.

         "REGISTERED SHARES" has the meaning set forth in Section 2(b)(iii) below.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC FILINGS" has the meaning set forth in set forth in Section 4(d) below.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLERS" has the meaning set forth in the preface above.

         "STATE PUC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by any state or local regulatory authority to provide the telecommunications services currently provided by the Sellers and to conduct its business as it is currently conducted.

         "TANGIBLE ASSETS" has the meaning set forth in Section 3(m) below.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          2.   BASIC TRANSACTION.

              (a) PURCHASE AND SALE OF ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing, for the consideration specified below in this Section 2, free and clear of any and all Liabilities and other debts, obligations, claims, limitations, liens, and/or any other encumbrances whatsoever on the Acquired Assets delivered; provided, however, that the Buyer agrees to assume all obligations disclosed in Exhibit A.

              (b) PURCHASE PRICE. The Buyer agrees to pay to the Sellers at the
         Closing:

              i. In exchange for the Acquired Assets, the Buyer will issue to the Sellers or the Distributees, as defined below, that number of the Buyer Shares equal to $7,500,000 (the "Purchase Price") divided by the average closing price per share of the Buyer Shares for the five (5) day trading period ending on the day prior to the Closing Date (the "Closing Price"). The Purchase Price set forth herein is subject to adjustments in accordance with Section 2(c) below.

              ii. The number of shares of Buyer Shares to be issued pursuant to
         Section 2(b)(i) above may be allocated among and distributed by the Sellers to themselves and their shareholders, officers, directors, members, or managers, nominees or designees, as the case may be (the "Distributees"), as determined by the Sellers in their sole and absolute discretion, and the Sellers will provide instructions to the Buyer for issuing the Buyer Shares.

              iii. At the Closing Date, fifty percent (50%) of the Buyer's Shares issued pursuant to Section 2(b)(i) above will be registered under the Securities Act and applicable state securities laws (the "Registered Shares"). The Distributees shall be allowed to sell, trade and otherwise transfer the Registered Shares; PROVIDED, HOWEVER, that the Distributees may not sell, trade, or otherwise transfer more than the greater of either (i) 10,000 of such Registered Shares in any one trading day, or (ii) an amount of such Registered Shares equal to ten percent (10%) of the average daily trading volume of Buyer Shares for the previous five (5) day trading period.

              iv. At and as of the Closing Date, to secure the obligations contained in the representations and warranties contained in this Agreement, under Section 8(h)(i)-(iii) below, and as more fully described in Section 9 below, the Sellers shall deposit with an escrow agent (the "Escrow Agent") that number of the Buyer Shares equal to ten percent (10%) of the Buyer Shares issued pursuant to Section 2(b)(i) above (the "Escrow Shares"), which Escrow Shares shall be held by the Escrow Agent for twelve (12) months following the Closing Date (the "Escrow Period"). The Escrow Shares shall be registered under the Securities Act and applicable state securities laws prior to the expiration of the Escrow Period, and the Buyer shall begin such registration process not fewer than ninety (90) days before the end of the Escrow Period. Upon the termination of the Escrow Period, should the average closing price per share of the Buyer Shares for the five
         (5) day trading period ending on the day prior to the termination of the Escrow Period (the "Escrow Termination Price") be below the Closing Price determined pursuant to Section 2(b)(i) above, the Buyer will, at its sole discretion, either (A) issue to the Distributees an additional number of registered Buyer Shares such that the total value of such additional Buyer Shares and of the remaining Escrow Shares at the Escrow Termination Price equals the total value of the remaining Escrow Shares at the Closing Price, or (B) purchase back from the Sellers the remaining Escrow Shares with cash, but not cash equivalents, in an amount equal to the total value of the remaining Escrow Shares at the Closing Price.

              v. The remaining forty percent (40%) of the Buyer's Shares issued pursuant to Section 2(b)(i) above will be issued on the Closing Date and subject to a lockup agreement (the "Lockup Shares") from the date of issuance in the form attached hereto as Exhibit C (the "Lockup Agreement") for the following periods of time following the Closing
         Date: twenty percent (20%) of the Buyer's Shares for six (6) months; and twenty percent (20%) of the Buyer's Shares for twelve (12) months (the "Lockup Periods"). The Lockup Shares shall be registered under the Securities Act on or prior to the date of the expiration of the relevant Lockup Periods, and the Buyer shall begin such registration process not fewer than ninety (90) days before the end of the relevant Lockup Period. Upon the termination of each of the Lockup Periods, should the average market price of the Buyer Shares for the five (5) day trading period ending on the day prior to the termination of the relevant Lockup Period (the "Lockup Termination Price") be below the Closing Price determined pursuant to Section 2(b)(i) above, the Buyer will, at its sole discretion, either (A) issue to the Distributees an additional number of registered Buyer Shares such that the total value of such additional Buyer Shares and of the relevant Lockup Shares at the Lockup Termination Price equals the total value of the relevant Lockup Shares at the Closing Price, or (B) purchase back from the Sellers the relevant Lockup Shares with cash in an amount equal to the total value of the relevant Lockup Shares at the Closing Price.

          (c) ADJUSTMENTS TO PURCHASE PRICE.

              i. The Purchase Price set forth in Section 2(b)(i) above is based upon a Recurring Revenue Rate of the Sellers of $308,000 per month. In the event that the Recurring Revenue Rate for the month ended immediately prior to the Closing Date exceeds or is less than $308,000, the Purchase Price shall be increased or reduced respectively, whichever may be the case, by $24.35 for each dollar that the Recurring Revenue Rate exceeds or is less than such amount. For purposes of this Agreement, the Recurring Revenue Rate shall be determined through accrual based accounting in accordance with GAAP for revenues that recur each month on a customer specific and plan type basis, and shall include at a minimum the current amount of recurring monthly revenue to be received from Wolfe L.L.C.'s customers for the provision of Internet access services and related products and services which (A) are billed on existing accounts which are less than 45 days past due as of the Closing Date (provided that a past due amount of less than $15 shall not disqualify an account from being included in calculation of the Recurring Revenue Rate), or (B) will be billed on customer agreements that have been executed by the customers prior to the Closing Date, as to which provision of services has not at that time been initiated, or which are otherwise not fully reflected in the revenues of Wolfe L.L.C.'s Internet business, subject to satisfactory proof of being binding and enforceable agreements for the benefit of the Sellers; or (C) are billed on existing accounts which are more than 45 days past due as of the Closing Date, but (i) as to which the account debtor makes payment or receives billing credit sufficient to pay the amount which is past due at Closing, within a reasonable time following the Closing Date, and (ii) as to which, prior to the Audit Date (defined below), the account debtor either makes two monthly payments on its account (except for accounts whose primary services are not billed monthly, as to which only one payment shall be required), or otherwise demonstrates reasonable indicia of a pattern of late but reasonably reliable payment. Accounts which qualify for treatment under subparagraph (C) above (herein, "Prospective RMR") are identified on the attached Exhibit L. The parties shall conduct an audit on the ninetieth (90th) day following the Closing Date (herein, the "Audit Date") to determine which of the Prospective RMR has satisfied the criteria set forth in (C)(i) and
          (ii) above. To the extent that any Prospective RMR satisfies such criteria, the Purchase Price shall be increased by $24.35 for each dollar of recurring monthly revenue associated with such Prospective RMR. Buyer shall pay any such increase in the Purchase Price within ten (10) days after the Audit Date by issuing to the Distributees that number of registered Buyer Shares equal to the increase, divided by the average closing price per share of the Buyer Shares for the five
          (5) day trading period ending on the day prior to the date of payment, or in cash, at Buyer's option. Buyer and Sellers shall cooperate to collect amounts due on accounts comprising Prospective RMR, which cooperation shall include reasonable telephonic and written requests for payment.

              ii. The Purchase Price shall be increased or decreased, on a dollar-for-dollar basis, by the total amount of Wolfe L.L.C.'s Net Working Capital as of the Closing Date. A positive Net Working Capital would result in an increase to the Purchase Price and a negative Net Working Capital would result in a decrease to the Purchase Price;

              iii. The Purchase Price shall be decreased, on a dollar-for-dollar basis, by the amount of the Long-term Liability accounts assumed by the Buyer from the Closing Date. "Long-term Liabilities" shall mean any term loans (bank debt, lines of credit or other forms of debt, and the current portion of any debt), capital leases, operating leases not stated on the balance sheet, and other liabilities not identified on the balance sheet if established as valid and binding obligations to the reasonable satisfaction of the Sellers (the Sellers shall in any event have the right to challenge the validity of any such alleged liabilities).

              (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by telephone conference call, or at the corporate headquarters of the Buyer, 999 18th Street, North Tower, 22nd Floor, Denver, Colorado 80202, commencing no later than 5:00 p.m. local time on August 31, 1999 (the "Closing Date").

              (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Buyer will deliver to the Sellers (A) the various certificates, instruments, and documents referred to in Section 6 below, and (B) the Purchase Price specified in Section 2(b); (ii) the Sellers will deliver to the Buyer
         (A) the various certificates, instruments, and documents referred to in
         Section 6 below, (B) the Bill of Sale in the form attached hereto as Exhibit D, and (C) the Assignment and Assumption Agreements in the form of Exhibit E; and (iii) each Party shall deliver such other instruments of sale, transfer, conveyance, and assignment as the other Party and its counsel reasonably may request.

              (f) ALLOCATION. The Parties agree that the Buyer shall allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) to reflect the book value of the tangible Acquired Assets with the remainder being allocated to goodwill, and in a manner otherwise acceptable to the Parties.

               (g) NO ASSUMPTION OF LIABILITIES. The Parties agree and acknowledge that, except as expressly provided in this Agreement, the Buyer is not assuming any Liability or other obligation of the Sellers pursuant to this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE PRINCIPALS. The Sellers and Irving S. Wolfe represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). M. Mercedes Shereda and Daniel M. Raybin represent and warrant to the Buyer that, to the best of their respective Knowledge, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3:

               (a) ORGANIZATION OF THE SELLERS. Wolfe L.L.C. is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Washington. Happy Man is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington.

               (b) AUTHORIZATION OF TRANSACTION. The Sellers have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. Without limiting the generality of the foregoing, all individuals who are signatories to this Agreement have been duly authorized to execute, deliver, and cause the Sellers to perform this Agreement. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions.

               (c) NONCONTRAVENTION. To the best of the Sellers' and the Principals' respective Knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Sellers are subject or any provision of the articles of incorporation or organization, or bylaws or member agreements of the Sellers or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either of the Sellers is a party or by which it is bound or to which any of their assets are subject (or result in the imposition of any Security Interest upon any of its assets). The Sellers do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (d) BROKERS' FEES. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated, and the Buyer shall have no Liability whatsoever to such broker.

               (e) TITLE TO ACQUIRED ASSETS. As of the date of Closing, the Sellers shall provide to the Buyer good and marketable title to all of the Acquired Assets, free and clear of any Liabilities, including all debts, obligations, claims, limitations, liens, Security Interests, restrictions on transfer, and/or any other encumbrances whatsoever.

               (f) FINANCIAL STATEMENTS. The Sellers have attached hereto, or within sixty (60) days following the Closing shall deliver to the Buyer for attachment hereto, as Exhibit F, the following financial statements of both of the Sellers

          (collectively, the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow relating to the Acquired Assets as of and for the fiscal years ended January 31, 1997, January 31, 1998 and January 31, 1999 for Wolfe L.L.C., and ended September 30, 1997 and September 30, 1998 for Happy Man (the "Most Recent Fiscal Year End"); and (ii) unaudited balance sheet and statements of income, changes in shareholders' equity, and cash flow relating to the Acquired Assets as of and for the interim period ended July 31, 1999 (the "Most Recent Month End") (collectively, the "Most Recent Financial Statements"). The Most Recent Financial Statements (without any notes thereto) have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, and are true, correct, and complete.

               (g) EVENTS SUBSEQUENT TO MOST RECENT MONTH END. Since the Most Recent Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Sellers relating to the Acquired Assets.

               (h) UNDISCLOSED LIABILITIES. The Sellers have no Liability relating to the Acquired Assets (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

               (i) LEGAL COMPLIANCE. The Sellers have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), relating to the Acquired Assets, including all State PUC Authorizations and the FCC Authorizations, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

               (j) TAX MATTERS. The Sellers have timely filed all Tax Returns with respect to the ownership and operation of the Acquired Assets and paid all Taxes due thereunder, and no Liability exists for any unpaid Taxes relative to the Acquired Assets prior to the Closing.

               (k) REAL PROPERTY. Section 3(k) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Sellers related to the

          Acquired Assets. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(k) of the Disclosure Schedule (as amended to date). Other than such leases or subleases, the Acquired Assets do not include any real property or any interest therein. With respect to each lease and sublease listed in Section 3(k) of the Disclosure Schedule:

                   i. the lease or sublease is legal, valid, binding,
              enforceable, and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Sellers;

                   ii. the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on the terms set forth therein following the consummation of the transactions contemplated hereby, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of either the Sellers or the Buyer;

                   iii. no party to the lease or sublease is in breach or
              default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                   iv. no party to the lease or sublease has repudiated any
              provision thereof;

                   v. there are no disputes, oral agreements, or forbearance
              programs in effect as to the lease or sublease;

                   vi. with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                   vii. the Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                   viii. all facilities leased or subleased thereunder have
              received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                   ix. all facilities leased or subleased thereunder are
              supplied with utilities and other services necessary for the operation of said facilities.

              (l) INTELLECTUAL PROPERTY. The Sellers own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Acquired Assets as presently operated, free and clear of any Security Interests, Liabilities or other restrictions.

              (m) TANGIBLE ASSETS. The Sellers own all tangible assets set forth in Exhibit A-3 (the "Tangible Assets"). Each such Tangible Asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

              (n) CONTRACTS. Except as set forth in Section 3(n) of the Disclosure Schedule, no material contracts or other agreements exist relating to the Acquired Assets to which either of the Sellers is a party.

              (o) INSURANCE. The Acquired Assets have been, and will be until the Closing Date, covered by an insurance policy (providing property, casualty, and liability coverage) adequately insuring the Acquired Assets.

              (p) LITIGATION. Neither of the Sellers (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, relative to the Acquired Assets, or (ii) is a party or, to the Knowledge of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator with respect to the Acquired Assets. The Sellers do not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller relative to the Acquired Assets.

              (q) WARRANTIES. No product or service sold, leased, or delivered by the Sellers with respect to the Acquired Assets is subject to any guaranty, warranty, or other indemnity, except any such guarantees, warranties or other indemnities reflected in agreements assigned to and assumed by Buyer in connection herewith.

              (r) GUARANTIES. Neither Seller is a guarantor or otherwise is liable for any Liability or other obligation (including indebtedness) of any other Person with respect to the Acquired Assets.

              (s) STATE PUC AUTHORIZATIONS AND FCC AUTHORIZATIONS. Exhibit G hereto identifies each of the State PUC Authorizations and the FCC Authorizations which has been issued to either of the Sellers with respect to the Acquired Assets. None of the State PUC Authorizations or the FCC

          Authorizations has been modified, amended, or otherwise altered, and each remains legal, valid, binding, in full force and effect, and unaffected by the transactions contemplated by this Agreement.

              (t) INVESTMENT. Each of the Sellers and the Distributees understands that (i) the Escrow Shares and the Lockup Shares have not been registered, and will not be registered, under the Securities Act, or under any state securities laws, until after the Closing Date, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (ii) the Sellers and the Distributees are acquiring the Buyer Shares solely for their own account for investment purposes, and not with a view to the immediate distribution thereof (except to the Distributees); (iii) the Sellers and the Distributees are sophisticated investors with knowledge and experience in business and financial matters; (iv) the Sellers and the Distributees have received certain information concerning the Buyer and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares; (v) the Sellers and the Distributees are able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares; (vi) the Sellers and the Distributees together with their respective legal, tax and financial advisers have investigated the Buyer and its business and have negotiated transactions contemplated herein and have independently determined to enter into such transactions; and (vii) the Sellers are Accredited Investors.

              (u) REAL PROPERTY LEASES.

                   i. That certain Lease Agreement between Wolfe L.L.C. and
              Yesterdays Village, Inc. ("Yesterdays"), dated May 21, 1996 (the "Yakima Lease"), is currently in full force and effect. Neither the Sellers nor any of the Principals has received any notice, whether verbal, written or otherwise, from Yesterdays or any of its affiliates, agents or employees, relating either to the termination of the Yakima Lease, or Yesterdays' determination to increase the rent due thereunder.

                   ii. Pursuant to a certain Lease Agreement between Wolfe
              L.L.C. and Sixth & Virginia Properties ("Virginia"), dated September 30, 1994 (the "19th Floor Lease"), Wolfe L.L.C. leases from Virginia the 19th floor of the building commonly referred to as the Westin Building. The Sellers and the Principals agree to use their best efforts to cause Virginia to extend the term of the 19th Floor Lease, subject to the same terms and conditions currently in effect under the 19th Floor Lease, until at least March 30, 2000. The Sellers and the Principals agree to indemnify the Buyer from and against any adverse consequences resulting from the failure of Virginia to grant such extension of the 19th Floor Lease.

              (v) DISCLOSURE. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

              (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of the State of Delaware.

              (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

              (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

              (d) SEC FILINGS. The Buyer has filed all required reports, schedules, forms, registration statements and other documents with the SEC since January 1, 1998 (the "SEC Filings"). As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings , and none of the SEC Filings when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (e) BUYER SHARES. The Buyer Shares will be, when issued, duly issued and validly existing, free and clear of any Liabilities and other encumbrances and restrictions, except as set forth herein. All Buyer Shares shall be registered under the Securities Act prior to the expiration of the transfer restrictions set forth in this Agreement.

              (f) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

              (g) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

              (h) LITIGATION. The Buyer is not a party or, to the Knowledge of the Buyer, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator that would threaten Buyer's ability to perform its obligations under this Agreement.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

              (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

              (b) NOTICES AND CONSENTS. The Sellers will give any notices to third parties, and the Sellers will use their reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3 above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3 and Section 4 above. Without limiting the generality of the foregoing, each of the Parties will make any further filings that may be necessary, proper, or advisable in connection therewith.

              (c) OPERATION OF THE ACQUIRED ASSETS. Neither of the Sellers will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, with respect to the Acquired Assets.

              (d) PRESERVATION OF BUSINESS. The Sellers will keep the Acquired Assets substantially intact, including its present use and operation thereof, and its relationships with licensors, suppliers, customers, and employees related to the Acquired Assets.

              (e) FULL ACCESS. The Sellers will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, to all of the Sellers' premises, properties, personnel, books, records (including Tax records), contracts, and documents of, or pertaining to, the Acquired Assets.

              (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this
         Section 5(f), however, shall be deemed to amend or supplement this Agreement or the Exhibits hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

              (g) EXCLUSIVITY. Until the Closing Date, as it may be extended pursuant to Section 2(d) above, neither of the Sellers will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of either of the Sellers (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

              (h) LEGEND. The Buyer and the Sellers covenant and agree that the Escrow Shares and the Lockup Shares will bear the following legend until registered pursuant to Sections 2(b)(iv) and 2(b)(v) hereof and the Registration Rights Agreement (as defined below):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH

         SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT. THE TRANSFER OF THE SECURITIES IS ALSO RESTRICTED UNDER THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF ROCKY MOUNTAIN INTERNET, INC.

              (i) REGISTRATION RIGHTS AGREEMENT. The Buyer shall agree, and upon any distribution of the Buyer Shares to the Sellers, the Sellers shall agree to become a party to and be bound by a Registration Rights Agreement in the form attached hereto as Exhibit H (the "Registration Rights Agreement"), setting forth the registration rights of the Buyer Shares; PROVIDED, HOWEVER, that except as provided in Sections 2(b)(iv) and 2(b)(v) hereof the Sellers receiving the Buyer Shares shall not be entitled to any demand registration rights.

              (j) ASSIGNMENT OR SUBLEASE. To the extent permitted by applicable real property leases, co-location agreements and other such agreements, the Buyer shall assume any lease of Wolfe L.L.C. relating to, or sublease from Wolfe L.L.C., if appropriate, any commercial office space or other real property (including space associated with co-location agreements) necessary to support Wolfe L.L.C.'s Internet-related business, on terms mutually agreeable to the Parties.

              (k) EMPLOYMENT AGREEMENTS. Prior to or at Closing, the Buyer shall assume the obligations and accept Wolfe L.L.C.'s full assignment of rights under Wolfe L.L.C.'s current employment agreements between Wolfe L.L.C. and its employees.

6.       CONDITIONS TO OBLIGATION TO CLOSE.

              (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         i. the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

         ii. the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

         iii. no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially affect adversely the right of the Buyer to own the Acquired Assets or to operate the Acquired Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         iv. the Sellers and the Buyer shall have entered into the Assignment and Assumption of Customer Contracts;

         v. the Sellers and the Buyer shall have entered into the Assignment and Assumption of Supplier Contracts;

         vi. the Sellers shall have delivered to the Buyer the Bill of Sale;

         vii. the Sellers and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3 and Section 4 above;

         viii. the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(vii) is satisfied in all respects;

         ix. the Buyer shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Buyer, and dated as of the Closing Date;

         x. no later than ten days prior to the Closing, the Buyer shall have completed and shall be satisfied with its due diligence examination of the Sellers;

         xi. the Buyer's board of directors has preliminarily approved the transaction contemplated by this Agreement, and shall have provided final approval of this Agreement prior to the Closing; and

         xii. all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              i. the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

              ii. the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              iii. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), or (C) prevent registration of the Escrow Shares or the Lockup Shares under the Securities Act;

              iv. Douglas H. Hanson shall be of sound mind and good health, and shall be fully involved with the Buyer to same extent he is as of the date of this Agreement;

              v. the Sellers and the Buyer shall have entered into the Assignment and Assumption of Customer Contracts;

              vi. the Sellers and the Buyer shall have entered into the Assignment and Assumption of Supplier Contracts;

              vii. the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(v) is satisfied in all respects;

              viii. the Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Sellers, and dated as of the Closing Date;

              ix. Wolfe L.L.C.'s members, and Happy Man's board of directors, shall have approved this Agreement; and

              x. all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

         The Sellers may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

7.       TERMINATION.

         (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement as provided below:

              i. the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event either of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or if a longer period is reasonably necessary to effect such a cure, that the Sellers have failed to commence such cure within this fifteen (15) day period or to thereafter diligently pursue a cure, or
         (B) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

              ii. the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or if a longer period is reasonably necessary to effect such a cure, that the Buyer has failed to commence such cure within this fifteen (15) day period or to thereafter diligently pursue a cure, or (B) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b) EFFECT OF TERMINATION.

              i. Notwithstanding the termination of this Agreement, the confidentiality provisions of this Agreement shall survive;

              ii. The Buyer shall pay to the Sellers the sum of $125,000 in the event that the Buyer does not proceed with the purchase of the Acquired Assets as contemplated in this Agreement for any reason other than material cause. For purposes of this Section 7(b)(ii), "material cause" shall be limited to: (A) a material decline in the revenues of the Sellers' Internet business that results in Recurring Revenue for the calendar month preceding the Closing Date of less than $250,000; (B) a material misrepresentation by either of the Sellers or the Principals relating to the Acquired Assets or the Sellers' Internet-related business which impairs the ability of the Sellers (or the Buyer following the Closing) to continue to adequately serve the customers associated with the Acquired Assets or the Sellers' Internet-related business or to maintain the monthly Recurring Revenue at current levels; (C) the inability of the Sellers to deliver the Acquired Assets and the Sellers' Internet-related business free and clear of all claims, liens, Security Interests, encumbrances and other similar burdens and interests; (D) the failure of the Sellers to be able to fully satisfy all obligations and terms and conditions required of them pursuant to the letter of intent between the Sellers and the Buyer dated June 3, 1999 (the "Letter of Intent"); or (E) the Buyer's reasonable dissatisfaction with the due diligence information gathered regarding the Sellers, which due diligence investigation shall be completed no later than ten (10) days prior to Closing; and

              iii. The Sellers shall pay to the Buyer the sum of $125,000 in the event that the Sellers do not proceed with the sale of the Acquired Assets as contemplated in this Agreement for any reason other than material cause. For purposes of this Section 7(b)(iii), "material cause" shall be limited to: (A) a material misrepresentation by the Buyer regarding its business; (B) a material change in the business of the Buyer which impairs the ability of the Buyer to satisfy its payment and other obligations in connection with the purchase and sale of the Acquired Assets; (C) the failure of the Buyer to be able to fully satisfy all obligations and terms and conditions required of it pursuant to the Letter of Intent; or (D) the Sellers' reasonable dissatisfaction with the documentation and information provided to the Sellers pursuant to the Letter of Intent in order that the Sellers' might evaluate the management ability, structure, organization, viability, value or any other component of the Buyer.

8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Sellers acknowledge and agree that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, directly relating to the Acquired Assets (but not the Excluded Assets); PROVIDED, HOWEVER, that the Buyer shall provide the Sellers and their shareholders and members with reasonable access to such documents, books, records, agreements, and financial data as necessary.

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
     Section 8(h), Section 8(i), or Section 8(j) below).

         (c) TRANSITION. None of the Sellers, the Principals nor the Sellers' shareholders or members will take any action that is designed or intended to have the effect of discouraging any carrier, supplier, lessor, licenser, customer, or other business associate of either of the Sellers from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Sellers prior to the Closing. Each of the Sellers, the Principals and the Sellers' shareholders and members will refer all customer inquiries relating to the Acquired Assets to the Buyer from and after the Closing.

         (d) CONFIDENTIALITY. The Sellers shall, and shall cause each of the members of Wolfe L.L.C. and the shareholders of Happy Man to, treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his/her or its possession. In the event that either of the Sellers, any of the members of Wolfe L.L.C. or the shareholders of Happy Man is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers, the members of Wolfe L.L.C. or the shareholders of Happy Man are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Sellers, the members of Wolfe L.L.C. or the shareholders of Happy Man (as the case may be) may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Sellers, the members of Wolfe L.L.C. and the shareholders of Happy Man shall use their reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         (e) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, the Sellers, their Affiliates and the Principals agree not to engage directly or indirectly in any business similar to the business of the Sellers in any geographic area in which the Seller conducts that business as of the Closing Date; PROVIDED, HOWEVER, that

              i. Irving S. Wolfe may not engage in any business offering any goods or services currently offered by Wolfe L.L.C., other than e-commerce and related software or web design, but shall be permitted to engage in any business whatsoever in Australia or New Zealand;

              ii. no owner of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall be deemed to be engaged solely by reason thereof in any business activity in contravention hereof (nor shall ownership of any percentage of the outstanding stock of Buyer or exercise of the rights of a shareholder in connection therewith constitute a violation of this provision); and

              iii. if the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall continue in full force and effect for a period of two (2) years thereafter.

         (g) THIRD PARTY CONSENTS. The Sellers shall use their best efforts to procure, and assist the Buyer in procuring, any consents of any third party whose consent is required in connection with the transactions contemplated by this Agreement.

         (h) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

              i. In the event the Sellers or the Principals breach any of their representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the Sellers or Principals within such survival period, then the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

              ii. The Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Sellers.

              iii. The Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Sellers for Taxes accruing prior to the Closing Date of either of the Sellers related to the Acquired Assets.

              iv. The Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of either of the Sellers in relation to the termination of any of the Sellers' employees who are not employed by the Buyer; provided, however, that the Buyer shall remain liable to satisfy the obligations arising under the termination provisions of the employment agreements of such employees.

              v. The Sellers shall not have any liability to the Buyer for any Adverse Consequences set forth in this Section 8(h) to the extent that such Adverse Consequences are covered by insurance of the Buyer.

              vi. Notwithstanding anything contained herein to the contrary, the Sellers shall have no liability to the Buyer as a result of any breach of any representation, warranty or covenant, to the extent that the Buyer knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except when such breach is the result of fraud or willful misconduct.

              vii. The liability of the Sellers pursuant to this Section 8(h) shall not exceed the current market value of the Buyer's Shares provided to the Seller at the Closing pursuant to Section 2 above, except where such liability is the result of fraud or willful misconduct.

         (i)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS.

              i. In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Sellers make a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

              ii. The Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers and its members or shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Buyer's operation of the Acquired Assets after the Closing.

              iii. The Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Buyer for Taxes accruing after the Closing Date related to the Acquired Assets.

              iv. The Buyer agrees to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Buyer in relation to the termination of any of the Sellers' former employees who are employed by the Buyer after the Closing Date, but only to the extent that such Liability relates solely to events occurring after the Closing Date, provided, however, that the Buyer shall remain liable to satisfy the obligations arising under the termination provisions of the employment agreements of such employees.

              v. The Buyer shall not have any Liability to the Sellers for any Adverse Consequences set forth in this Section 8(i) to the extent that such Adverse Consequences are covered by insurance of the Sellers.

              vi. Notwithstanding anything contained herein to the contrary, the Buyer shall have no liability to the Sellers as a result of any breach of any representation, warranty or covenant, to the extent that the Sellers knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except where such breach is the result of fraud or willful misconduct.

              vii. The liability of the Buyer pursuant to this Section 8(i) shall not exceed the current market value of the Buyer's Shares provided to the Seller at the Closing pursuant to Section 2 above, except where such liability is the result of fraud or willful misconduct.

        (j)   MATTERS INVOLVING THIRD PARTIES.

              i. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

              ii. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

              iii. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(i)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
         (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (k) LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding the provisions of Section 8(h), through 8(j) above, none of the Parties shall be obligated to indemnify or pay damages to any other Party or Parties, as the case may be, from and against any Adverse Consequences arising from or related to this Agreement to the extent that such Adverse Consequences arising from or related to this Agreement exceed the Purchase Price; PROVIDED, HOWEVER, that any claims brought by a Party against another Party or Parties for fraud or willful misconduct shall not be subject to the foregoing limitations.

     9.  ADDITIONAL AGREEMENTS.

         (a) ESCROW AGREEMENT. As security for the indemnity of the Buyer by the Sellers provided for in Section 8(h)(i)-(iii) above, the Escrow Shares shall be registered in the name of the Distributees, and deposited (with an executed assignment in blank) with Norwest Bank, N.A. as Escrow Agent such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto (the

     "Escrow Agreement"). In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Escrow Fund shall be borne by the Buyer. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Escrow Fund for all Adverse Consequences covered by the indemnity provided for in Section 8 above. If the Escrow Fund is not sufficient to cover any such Adverse Consequences covered by Section 8 above, then the Buyer shall be entitled to seek payment directly from the Sellers and, if the Sellers can not or will not cover such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from Irving S. Wolfe. The form of the Escrow Agreement is attached hereto as Exhibit K.

     10.  MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may
     (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, provided that the original counterpart is delivered within five (5) days of such execution.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE SELLERS:

         Wolfe Internet Access, L.L.C. / Happy Man Corporation
         4410 S.W. Point Robinson Road
         Vashon, WA 98070
         Attention:  Irving S. Wolfe

         COPY TO:

         Betts Patterson & Mines, P.S.
         800 Financial Center
         1215 Fourth Avenue
         Seattle, Washington 98161-1090
         Attention:  Mr. Ronald D. Allen

         IF TO THE BUYER:

         Rocky Mountain Internet, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Douglas H. Hanson, Chairman & CEO

         COPIES TO:

         Rocky Mountain Internet, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202

         Attention:  Mr. Chris J. Melcher, General Counsel

         Holland & Hart LLP
         215 South State Street, Suite 500
         Salt Lake City, Utah  84111-23117
         Attention:  Mr. David R. Rudd

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         (i) ARBITRATION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Rules of Arbitration and Conciliation of the American Arbitration Association then in effect. If the Parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each Party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the Parties to the Dispute. Unless the Parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(h). The findings of the arbitrator(s) shall be final and binding on the Parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators.

         (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Buyer and the Sellers will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Buyer agrees to assume the costs associated with the registration of the Buyer Shares.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the

     Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(i) above), in addition to any other remedy to which it may be entitled, at law or in equity.


                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


RMI.NET, INC.


By:
   -----------------------------------
   Douglas H. Hanson, Chairman and CEO


WOLFE INTERNET ACCESS, L.L.C.


By:
    ----------------------------------
Print Name:
             -------------------------
Title:
       -------------------------------

HAPPY MAN CORPORATION


By:
    ----------------------------------
Print Name:
             -------------------------
Title:
       -------------------------------

PRINCIPALS


--------------------------------------
Irving S. Wolfe


--------------------------------------
M. Mercedes Shereda


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Daniel M. Raybin


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